CONTACTS: Media Inquiries

Krista McClure

(248) 435-7115

krista.mcclure@arvinmeritor.com

Investor Inquiries

Brian Casey

(248) 435-0015

brian.casey@arvinmeritor.com

ArvinMeritor Announces Pricing Terms of Exchange Offer

TROY, Mich. (Sept. 26, 2005) — ArvinMeritor, Inc. (NYSE:ARM) today announced pricing terms of its Exchange Offer, in which a new series of Senior Notes due Sept. 15, 2015 (the “New Notes”), are to be issued in exchange for up to $350 million of its outstanding $499 million 6.80 percent Senior Notes (“the 6.80 percent Notes”) due Feb. 15, 2009, and $150 million 7.125 percent Senior Notes (the “7.125 percent Notes” and, together with the 6.80 percent Notes, the “Old Notes”) due March 15, 2009.

The total exchange price for each $1,000 principal amount of the 6.80 percent Notes tendered, using a yield of 6.146 percent, will be $1019.57, consisting of $1,000 principal amount of New Notes and $20.72 in cash. The total exchange price for each $1,000 principal amount of the 7.125 percent Notes tendered, using a yield of 6.146 percent, will be $1,030.05, consisting of $1,000 principal amount of New Notes and $31.20 in cash. The interest rate on the New Notes will be 8.125 percent. The yield on the New Notes will be 8.143 percent, and the issue price of the New Notes will be $998.85, which has been determined by reference to the yield on the designated 10-

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year benchmark security (as of the pricing time, which was 4.293 percent). Holders who exchange their 6.80 percent Notes will also receive accrued interest on the Notes to the settlement date, or $8.50 per $1,000 principal amount of the 6.80 percent Notes exchanged. Holders who exchange their 7.125 percent Notes will also receive accrued interest on the notes to the settlement date, or $2.97 per $1,000 principal amount of the 7.125 percent Notes exchanged.

Holders who tendered their outstanding Old Notes after 5 p.m. (ET) on Sept. 16, 2005, will receive – for each $1,000 principal amount of Old Notes tendered – the applicable total exchange price, less the early participation payment, as specified in the Offering Memorandum.

The exchange offer is limited to holders of the outstanding Old Notes who have certified certain matters to the company, including their status as ”qualified institutional buyers“ within the meaning of Rule 144A under the Securities Act of 1933.

The exchange offer is scheduled to expire at midnight (ET) on Sept. 28, 2005, unless extended, and the settlement date for the exchange of outstanding Old Notes for new 8.125 percent Senior Notes due Sept. 15, 2015, is currently scheduled to be Sept. 30, 2005.

The exchange agent for the exchange offer is Global Bondholder Services Corp. Eligible holders may call the exchange agent at (866) 470-4200 or (212) 430-3774 for more information.

The New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States, absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The offer to exchange is being made solely by the Offering Memorandum and related letter of transmittal.

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Forward-Looking Statements

This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, global economic and market conditions; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and cost of raw materials, including steel; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its customers and suppliers; the financial condition of the company’s suppliers and customers, including potential bankruptcies; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; as well as other risks and uncertainties, including, but not limited to, those detailed from time to time in the filings of the company with the Securities and Exchange Commission.